EXHIBIT 11


                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                     SCHEDULE OF CALCULATION OF PER SHARE NET INCOME
                     -----------------------------------------------

                                               For the Three Months Ended        For the Nine Months Ended
                                                    November 30, 1997                November 30, 1997
                                                    -----------------                -----------------
                                               Net      Weighted                 Net      Weighted
                                             Income     Average      Per       Income     Average      Per
                                           (Unaudited)  Shares      Share   (Unaudited)    Shares     Share
                                            --------    --------    ------    -------      ------     ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 4,079,000 11,119,573    $ .37  $ 12,119,000  11,150,511   $ 1.09

Options                                                  440,335                            405,379
                                          ----------- ----------    -----   ----------   ----------    -----

Used in the determination of
  net income per common and common
  equivalent share                        $ 4,079,000 11,559,908    $ .35  $ 12,119,000  11,555,890   $ 1.05

Options                                                    (A)                               36,913
                                          ----------- ----------    -----   ----------   ----------    -----

Used in the determination of
 fully diluted net income per share       $ 4,079,000 11,559,908    $ .35  $ 12,119,000  11,592,803   $ 1.05
                                          =========== ==========    =====   ===========  ==========    =====
(A) Excluded due to anti-dilutive effect

EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                     SCHEDULE OF CALCULATION OF PER SHARE NET INCOME
                     -----------------------------------------------



                                                For the Three Months Ended        For the Nine Months Ended
                                                     November 30, 1996                November 30, 1996
                                                     -----------------                -----------------
                                               Net      Weighted                 Net       Weighted
                                             Income     Average      Per       Income      Average     Per
                                          (Unaudited)   Shares      Share   (Unaudited)    Shares     Share
                                            --------    --------    ------    -------       ------   ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 4,655,000 10,897,017    $ .43  $ 14,200,000  10,961,460   $ 1.30

Options                                                  490,340                            501,847
                                          ----------- ----------   -----     ----------  ----------    -----

Used in the determination of
 net income per common and common
 equivalent share                         $ 4,655,000 11,387,357    $ .41  $ 14,200,000  11,463,307   $ 1.24

Options                                                   (A)                                   236
                                          ----------- ----------    -----    ----------  ----------    -----

Used in the determination of
 fully diluted net income per share       $ 4,655,000 11,387,357    $ .41  $ 14,200,000  11,463,543   $ 1.24
                                          =========== ==========    =====    ==========  ==========    =====
(A) Excluded due to anti-dilutive effect

EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                SCHEDULE OF CALCULATION OF PRO FORMA PER SHARE NET INCOME
                ---------------------------------------------------------



                                                For the Three Months Ended        For the Nine Months Ended
                                                     November 30, 1997                 November 30, 1997
                                                     -----------------                 -----------------
                                           Pro Forma    Weighted              Pro Forma    Weighted
                                               Net      Average      Per         Net       Average     Per
                                             Income     Shares      Share      Income      Shares     Share
                                            --------    --------    ------    -------       ------   ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 4,041,000 11,119,573    $ .36  $ 11,846,000  11,150,511   $ 1.06

Options                                                  440,335                            405,379
                                          ----------- ----------    -----    ----------  ----------    -----

Used in the determination of
 net income per common and common
 equivalent share                         $ 4,041,000 11,559,908    $ .35  $ 11,846,000  11,555,890   $ 1.03

Options                                                   (A)                                36,913
                                          ----------- ----------    -----    ----------  ----------    -----

Used in the determination of
 fully diluted net income per share       $ 4,041,000 11,559,908    $ .35  $ 11,846,000  11,592,803   $ 1.02
                                          =========== ==========    =====    ==========  ==========    =====
(A) Excluded due to anti-dilutive effect





EXHIBIT 11

                     EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                SCHEDULE OF CALCULATION OF PRO FORMA PER SHARE NET INCOME
                ---------------------------------------------------------


                                                For the Three Months Ended        For the Nine Months Ended
                                                     November 30, 1996                 November 30, 1996
                                                     -----------------                 -----------------
                                           Pro Forma    Weighted             Pro Forma     Weighted
                                               Net      Average      Per         Net       Average     Per
                                             Income     Shares      Share      Income      Shares     Share
                                            --------    --------    ------    -------       ------   ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 4,070,000 10,897,017    $ .37  $ 11,743,000  10,961,460   $ 1.07

Options                                                  490,340                            501,847
                                          ----------- ----------    -----    ----------  ----------    -----

Used in the determination of
 net income per common and common
 equivalent share                         $ 4,070,000 11,387,357    $ .36  $ 11,743,000  11,463,307   $ 1.02

Options                                                   (A)                                   236
                                          ----------- ----------    -----    ----------  ----------    -----

Used in the determination of
 fully diluted net income per share       $ 4,070,000 11,387,357    $ .36  $ 11,743,000  11,463,543   $ 1.02
                                          =========== ==========    =====    ==========  ==========    =====
(A) Excluded due to anti-dilutive effect